UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Regional Management Corp. (the “Company”), effective as of April 22, 2015, A. Michelle Masters transitioned from her role as Senior Vice President of Strategic Operations and Initiatives to a new role with the Company and, as a result, was no longer an executive officer of the Company. On May 27, 2015, the Company entered into a separation agreement with Ms. Masters (the “Separation Agreement”) pursuant to which Ms. Masters resigned from each of her positions with the Company and its affiliates, with such resignation effective as of May 8, 2015 (the “Resignation Date”).

Pursuant to the terms of the Separation Agreement, Ms. Masters will provide reasonable assistance for a period of six months, not to exceed twenty (20) hours per month, in connection with the transition of her duties and responsibilities, and Ms. Masters will be entitled to be reimbursed for reasonable business expenses incurred in connection with the performance of such services. Ms. Masters also agreed to be subject to certain restrictive covenants concerning the use and nondisclosure of the Company’s confidential information and the non-solicitation of the Company’s employees. In addition, subject to her execution and non-revocation of a release of claims, Ms. Masters is entitled to receive the following payments and benefits under the Separation Agreement:

•	Continued payment of her base salary (as in effect on the Resignation Date) for a period of twelve (12) months following the Resignation Date, paid in accordance with the Company’s ordinary payroll practices;

•	Payment of a pro-rated portion of her annual short-term incentive program target bonus for 2015, but only to the extent such bonus is earned based on performance goals established for 2015 under the Company’s Annual Incentive Plan;

•	Reimbursement of reasonable attorney’s fees incurred in connection with the negotiation of the Separation Agreement, not to exceed $5,000;

•	Reimbursement of the cost of COBRA continuation premiums for continued health insurance coverage for Ms. Masters and her dependents for a period of twelve (12) months following the Resignation Date (or until Ms. Masters becomes eligible for coverage from a subsequent employer);

•	Executive outplacement services for a period of six (6) months following the Resignation Date through a provider to be designated by the Company; and

•	The option to purchase 25,000 shares of the Company’s common stock granted to Ms. Masters on March 27, 2012 will vest in full and continue to be exercisable until March 21, 2017 (instead of expiring ninety (90) days after the Resignation Date).

The foregoing summary of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Separation Agreement between A. Michelle Masters and Regional Management Corp., dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: June 2, 2015	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Separation Agreement between A. Michelle Masters and Regional Management Corp., dated May 27, 2015.